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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Headlands Mortgage Company:

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change to the Company's method of accounting for originated mortgage servicing rights in 1995 and its method of accounting for transfers and servicing of financial assets in 1997.

                                                  (signed) KPMG Peat Marwick LLP

San Francisco, California
February 3, 1998